SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ####


[The following excerpts are for KCPL employee audio "hot line" and computerized on-line informational bulletin/news service.]


     As KCPL shareholders, employees and retirees have the opportunity to help determine the company's future. You are being asked to participate in that decision by voting your proxy as soon as possible and before the upcoming board meeting scheduled for May 22.

     As a shareholder, you should have received a white proxy card from KCPL through the mail. In fact, you should have received two white proxy cards by now. The proxy card asks you to vote on five separate issues. To vote FOR the merger with UtiliCorp United, just mark the FOR box. After you sign and date the card, return it in the enclosed envelope.

     The proxy process can be confusing, especially in light of Western Resources' attempt to derail the KCPL/UCU merger.
Remember to read your proxy card carefully before voting.

     Answers to some of your commonly asked questions about voting your proxy will be in the Merger Update icon and the upcoming issue of LightLines.

                           ----------

     If your white KCPL proxy card is still stilling on the kitchen table, pick it up and mail it today. Just mark your vote on the five items and mail it in the enclosed envelope.

     Your vote counts.  Return your proxy today!

                           ----------

     Your vote counts! Remember to return your proxy before the shareholders' meeting scheduled for May 22.

                           ----------


                        VOTING YOUR PROXY

One of the most important things you can do as a KCPL shareholder is to exercise your right to vote your shares each year.
There's a greater emphasis on voting this year because of the proposed merger between KCPL and UtiliCorp United. Your vote is especially important now because of Western Resources' attempt to overtake KCPL. Please return your marked and signed proxy as soon as possible and before the upcoming shareholders' meeting scheduled for May 22.

It's easy to vote, and it just takes a few minutes.

As a shareholder, you should have received a WHITE proxy card from KCPL through the mail. In fact, by now you may have received two WHITE cards. The proxy card asks you to vote on five separate issues, including the merger with UtiliCorp. To vote "FOR" an issue, just mark the "FOR" box. After you sign and date the card, return it in the enclosed envelope.

You will receive several proxy cards before the board meeting. The proxy with the date closest to the date of the shareholders' meeting will be used as your final vote. Please read your proxy carefully and return your vote before the May 22 deadline.

Some of your commonly-asked questions about voting your proxy are answered in the Merger Update icon in the CorpInfo group of Windows and the May 8 edition of the Lightlines.

[end of excerpts]